Exhibit 4.4

FORM OF

AMENDMENT NO. 1 TO

STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (this “Amendment”), dated as of November     , 2017, is entered into by and among SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), Thoma Bravo Fund XI, L.P., a Delaware limited partnership (“Fund XI”), Thoma Bravo Fund XI-A, L.P., a Delaware limited partnership (“Fund XI-A”), and Thoma Bravo Executive Fund XI, L.P. (“Executive Fund XI”, and collectively with Fund XI and Fund XI-A, “TB”).

WHEREAS, the parties hereto are party to that certain Stockholders Agreement, dated as of September 8, 2014, by and among the Company, TB and the other parties thereto (the “Stockholders Agreement”);

WHEREAS, the parties hereto desire to amend the Stockholders Agreement as set forth in this Amendment effective as of the date hereof;

WHEREAS, pursuant to Section 17 of the Stockholders Agreement, no modification, amendment or waiver of any provision of the Stockholders Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the holders of a majority of the shares of Preferred Stock;

WHEREAS, TB holds a majority of the shares of Preferred Stock.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each hereby agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stockholders Agreement.

Section 2.    Amendment to Stockholders Agreement. Section 11 of the Stockholders Agreement is hereby amended and restated in its entirety with the following:

11.    Term of Agreement. Other than any provisions of this Agreement that expressly survive termination, this Agreement shall terminate on the first of the following to occur: (a) any Sale of the Company; provided that such Sale of the Company is a sale of all or substantially all of the Company’s assets or capital stock (whether by merger, consolidation, stock, asset sale or otherwise); or (b) the effective time of a Public Offering; provided, however, that if the closing of such Public Offering does not occur, then this Agreement shall automatically be reinstated in full force and effect.

Section 6(b) of the Stockholders Agreement is hereby amended by adding the following language to the end of the section:

This Section 6(b) shall continue to be in effect for 180 days following the termination of this Agreement pursuant to a Public Offering.

Section 3.    Miscellaneous.

3.01    Continuance of the Stockholders Agreement. Except as specifically amended by this Amendment, the Stockholders Agreement shall remain in full force and effect.

3.02    Counterparts. This Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

3.03    Applicable Law. The law of the State of Delaware shall govern all issues concerning the construction, validity and interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Stockholders Agreement as of the day and year first written above.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

By:
Name:
Title:

THOMA BRAVO FUND XI, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:
Name:	Seth Boro
Title:	Managing Partner

THOMA BRAVO FUND XI-A, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:
Name:	Seth Boro
Title:	Managing Partner

THOMA BRAVO EXECUTIVE FUND XI, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:
Name:	Seth Boro
Title:	Managing Partner

[Amendment No. 1 to Stockholders Agreement Signature Page]